Exhibit 10.34

THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (“THE ACT”), NOR UNDER APPLICABLE STATE SECURITIES LAWS. THIS NOTE MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND STATE LAWS, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE BORROWER.

SUNSET AMPHITHEATER, LLC
UNSECURED PROMISSORY NOTE

1.	PROMISE TO PAY

1.1	Promise to Pay. FOR VALUE RECEIVED, Notes Live, Inc., a Colorado corporation (the “Borrower”), promises to pay to the order of Sunset Amphitheater, LLC (the “Lender”) on the Maturity Date the Principal Sum of $10,000,000. This note is to be used for the purchase of real property for a total of 14.378 acres for the development of Sunset Amphitheater at Polaris Pointe.

1.2	Maturity Date. This Promissory Note (“Note”) is effective on 90 days from the date of lending of March 15, 2023. The Maturity Date of this Note is June 15, 2023. This note is not to accrue interest.

1.3	Prepayment.

(a)	The Borrower shall have the right to prepay this Note, in whole or in part, at any time prior to the Maturity Date.

(b)	Any amounts prepaid under this Note shall be credited first against any accrued but unpaid interest, then against principal, and finally to repay the Lender for any reasonable costs and fees incurred to enforce the terms of this Note (if any).

1.4	Events of Default - The whole of the Principal Sum or the balance remaining unpaid, together with any accrued and unpaid interest may, at the option of the Lender, become due and payable upon the occurrence of any of the following events (each event being called an “Event of Default”):

(a)	the Borrower defaults in payment of principal and interest for 30 days and the default continues for 30 days after written notice of the default to the Borrower by Lender;

(b)	the Borrower defaults in payment of the Principal Sum on the Maturity Date and the default continues for 30 days after written notice of the default to the Borrower by the Lender;

(c)	an order is made for the winding-up of the Borrower; a petition is filed by or against the Borrower; an assignment for the benefit of creditors is made by the Borrower; a receiver or agent is appointed in respect of the Borrower under any bankruptcy or insolvency legislation, or by or on behalf of a secured creditor of the Borrower; or an application is made under the United States Bankruptcy Code or any successor or similar legislation;

(d)	the Borrower ceases to carry on its business or disposes of substantially all its assets; or

(e)	the Borrower takes any corporate proceedings for its dissolution or liquidation.

1.5	Rights and Remedies. If one or more Events of Default shall have occurred and be continuing, the Lender may, at its option, by written notice to the Borrower declare any principal of and the accrued and unpaid interest on this Note to be immediately due and payable, and thereupon the same shall become so due and payable, without presentment, demand, protest or further notice, all of which are hereby waived by the Borrower.

2.	GENERAL

2.1	Governing Law. This Note and the rights, remedies, powers, covenants, duties and obligations of the parties will be construed in accordance with and governed by the laws of the State of Colorado, county of El Paso and the federal laws of the United States.

2.2	Assignment. This Note cannot be assigned, in whole or in/part, without the prior written consent of the Lender with the exception of a transfer between spouses.

LENDER:
Sunset Amphitheater, LLC

Signature:	/s/ JW Roth
Print Name:
Date:

BORROWER:
Notes Live, Inc.

Signature:	/s/ JW Roth
Print Name:
Date: